Blue Wolf Mongolia Holdings Corp.

c/o Blue Wolf MHC Ltd.

Two Sound View Drive

Greenwich, Connecticut 06830

Li3 Energy, Inc.

Marchant Pereira 150

Of. 803

Providencia, Santiago de Chile

Chile

Re: Support and Lock-Up for Merger

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and between Blue Wolf Mongolia Holdings Corp., a British Virgin Islands business company (the “Company”), Blue Wolf Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Li3 Energy, Inc., a Nevada corporation (“Li3”) relating to the merger between Merger Sub and Li3 whereby Merger Sub will merge with and into Li3, with Li3 continuing as the surviving entity (the “Merger”). In the Merger, Li3 shareholders will receive one (1) ordinary share of the Company (the “Shares”) for every 250 shares of Li3 common stock they own (the “Li3 Shares”).

In order to induce the Company to enter into the Merger Agreement and to proceed with the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned individual, who is a 25.5% shareholder of Li3, hereby agrees with the Company as follows:

1. The undersigned hereby agrees that it shall appear in person or by proxy at any meeting of the stockholders of Li3 called for purposes that include the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated by the Merger Agreement or at any adjournment thereof. The undersigned further agrees that it shall vote all Li3 Shares owned by the undersigned: (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the transactions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated by the Merger Agreement; and (iii) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated by the Merger Agreement, except that (ii) and (iii) of this section are not applicable to any proposal or action that is allowable under Section 4.3 of the Merger Agreement.

2. (a) The undersigned acknowledges and agrees that until: (i) one year after the completion of the Merger or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property (the “Lock-Up Period”), the undersigned shall not (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares or other securities whether now owned or hereafter acquired (the “Undersigned Securities”), whether any such transaction is to be settled by delivery of the Undersigned Securities or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B); provided, however, if the Company’s share price reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the Undersigned Securities will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during the Lock Up Period, all Undersigned Securities shall be released from the lock-up (as the same may be adjusted for share splits, share dividends, .reorganizations, recapitalizations and the like) and there will be no transfer restriction of any kind to the Undersigned Securities, except as otherwise provided under United States securities laws and regulations.

(b) Notwithstanding the provisions of paragraph 2(a) herein, the undersigned may transfer the Undersigned Securities (i) to the officers or directors of the Company, any affiliates or family members of any of the Company’s officers or directors, any of the undersigned, or any affiliates of the undersigned, including any members of management of the undersigned; (ii) by gift to a member of one of the members of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization; (iii) by virtue of the undersigned’s charter documents upon dissolution of the undersigned; or (iv) in the event that, subsequent to the consummation of the Merger, the Company consummates a merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property; provided, however, that, in the case of clauses (i) through (iii), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the forfeiture restrictions and transfer restrictions in paragraphs 2(a) herein, as the case may be.

3. The undersigned has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement.

4. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

5. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, the undersigned, and each of their respective successors, heirs, personal representatives and assigns.

6. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7.  Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

8. This Letter Agreement shall terminate on the expiration of the Lock-up Period; provided, however, that this Letter Agreement shall earlier terminate in the event that the Merger is not consummated by July 22, 2013.

[Signature page follows]

 IN WITNESS WHEREOF, the undersigned have caused this Letter Agreement to be executed as of the date first written above.

Very truly yours,

____________________

Printed Name of Holder

By:  ____________________________________

        Signature

__________________
 Printed Name of Person Signing

(and indicate capacity of person signing if

signing as custodian, trustee, or on behalf of

an entity)

_________________________________________

Number of Li3 Shares being voted in Support of Merger

Acknowledged and Agreed:

BLUE WOLF MONGOLIA HOLDINGS CORP.

By:	/s/
Name:
Title:

LI3 ENERGY, INC.

By:	/s/
Name:
Title: